UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 2, 2003

BIG LOTS, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	1-8897 (Commission File Number)	06-1119097 (I.R.S. Employer Identification No.)

300 Phillipi Road, P.O. Box 28512, Columbus, Ohio (Address of principal executive office)	43228-5311 (Zip Code)

(614) 278-6800
(Registrant’s telephone number, including area code)

Item 1.	Changes in Control of Registrant	Not applicable

Item 2.	Acquisition or Disposition of Assets	Not applicable

Item 3.	Bankruptcy or Receivership	Not applicable

Item 4.	Changes in Registrant’s Certifying Accountant	Not applicable

Item 5.	Other Events and Regulation FD Disclosure.

On December 2, 2003, Big Lots, Inc. (“Company”) issued a press release announcing the appointment of John C. Martin as Executive Vice President of Merchandising. A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1. The information in Exhibit 99.1 is being furnished, not filed, under Item 5 of this Current Report on Form 8-K. By filing this Current Report on Form 8-K and furnishing this information, the Company is making no admission as to the materiality of any information in this Current Report, including the Exhibits.

Item 6.	Resignations of Registrant’s Directors	Not applicable

Item 7.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit Number	Description

99.1	Press release, dated December 2, 2003, issued by Big Lots, Inc.

Item 8.	Change in Fiscal Year	Not applicable

Item 9.	Regulation FD Disclosure.

On December 1, 2003, an article appeared in The Wall Street Journal pertaining to holiday sales by certain retailers. In relevant part, when referring to the Company, the article states: “The Columbus, Ohio, retailer said it met its plan Friday for a 4% to 6% increase in same-store sales, or those at stores open at least a year. “We feel like we have some momentum going into next week,” said Kent Larsson, executive vice president of marketing.” By filing this Current Report on Form 8-K and furnishing this information, the Company is making no admission as to the materiality of this information. The Company notes that it reports its comparable store sales for all stores that have been open for at least two years as of the beginning of the fiscal year.

Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics	Not applicable

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans	Not applicable

Item 12.	Results of Operations and Financial Condition	Not applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

By: /s/ Jeffrey G. Naylor Jeffrey G. Naylor Senior Vice President & Chief Financial Officer

Date: December 2, 2003